UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                           Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ATKORE INC.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Atkore Inc. (“Atkore”) with a proxy statement related to a proposed transaction pursuant to the Agreement and Plan of Merger, dated as of August 2, 2026 (the “Merger Agreement”), by and among Atkore, Prysmian S.p.A., a company organized under the laws of the Republic of Italy (“Prysmian”), Trinity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prysmian, and, solely as provided in certain sections of the Merger Agreement, Prysmian Cables and Systems USA, LLC, a Delaware limited liability company.

This filing contains a social media posting issued by Atkore on August 3, 2026 in connection with the Merger Agreement.

ATKORE INC.

TO BE ACQUIRED BY

PRYSMIAN

Atkore + prysmian

Important Information about the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Atkore and Prysmian (the “proposed transaction”). In connection with the proposed transaction, Atkore intends to file a proxy statement with the Securities and Exchange Commission (“SEC”). The definitive proxy statement, when available, will be sent or given to the stockholders of Atkore. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement (when available) as well as other filings containing information about Atkore, without charge, at the SEC’s website, http://www.sec.gov. Free copies of the proxy statement, once available, and Atkore’s other filings with the SEC may also be obtained from Atkore. Free copies of documents filed with the SEC by Atkore will be made available on Atkore’s investor relations website at https://investors.atkore.com.

Participants in the Solicitation

Atkore and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Atkore is set forth in its definitive proxy statement, which was filed with the SEC on December 12, 2025, under the headings “Proposal 1: Election of Directors” and “Executive Officers and Compensation.” Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction, constitutes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially.

Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Such statements are based upon the current beliefs and expectations of the management of Atkore and Prysmian and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements are not guarantees of future performance or outcomes and actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this communication.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the completion of the proposed transaction may not occur on the anticipated terms and timing or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the risk that Atkore’s stockholders may not approve the proposed transaction; the risk that the necessary regulatory approvals for the proposed transaction may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to litigation brought in connection with the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on Atkore’s ability to retain customers, attract and retain key personnel or employees and maintain relationships with suppliers, agents, distributors, vendors and other business partners, and on Atkore’s operating results and business generally; negative effects of the announcement or the consummation of the proposed transaction on the market price of Atkore’s common stock; risks related to declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which Atkore operates, and the potential impact of general business and economic conditions on Atkore, Prysmian or the proposed transaction; inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections; and the response of Atkore’s or Prysmian’s management to any of the aforementioned factors.

Discussions of a number of important additional risks and uncertainties are contained in Atkore’s filings with the SEC, including Atkore’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and will be contained in the preliminary proxy statement to be filed by Atkore in connection with the proposed transaction. Neither Atkore nor Prysmian is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.